As filed with the U.S. Securities and Exchange Commission on January 25, 2024

Registration No. 333-276658

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILO PHARMA, INC.

(Exact name of Registrant as specified in its charter)

Nevada	27-3046338
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

677 N. Washington Boulevard

Sarasota, Florida 34236

(718) 400-9031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Weisblum

Chief Executive Officer

Silo Pharma, Inc.

677 N. Washington Boulevard

Sarasota, Florida 34236

(718) 400-9031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-276658) of Silo Pharma, Inc. (“Registration Statement”) is being filed solely for the purpose of filing an updated Exhibit 5.1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibit 5.1 and the Exhibit Index. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 1.

Item 16. Exhibits.

a) Exhibits.

Exhibit Number	Description of Document
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K Filed on December 20, 2023)
3.2	Bylaws (Incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K Filed on December 20, 2023)
4.1***	Specimen Stock Certificate
4.2***	Form of Senior Indenture
4.3***	Form of Subordinated Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant
4.7*	Form of Warrant Agreement
4.8*	Form of Unit Agreement
5.1**	Opinion of Sheppard Mullin Richter & Hampton LLP
23.1***	Consent of Salberg & Company, P.A.
23.2**	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page hereto)
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107***	Filing Fee Table

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.
**	Filed herewith.
***	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on January 25, 2024.

SILO PHARMA, INC.

By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer

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